Exhibit 23.1

KPMG LLP
205 5th Avenue SW
Suite 3100
Calgary AB
T2P 4B9
Telephone (403) 691-8000
Fax (403) 691-8008
www.kpmg.ca
Consent of Independent Registered Public Accounting Firm
To the Board of Directors of Bellatrix Exploration Ltd.
We consent to the use of our reports, each dated March 13, 2018, with respect to the financial statements and effectiveness of internal control over financial reporting included in this annual report on Form 40-F.
We also consent to the incorporation by reference of such reports in the Registration Statement (No. 333-211466) on Form F-10 of Bellatrix Exploration Ltd.

/s/ KPMG LLP
Chartered Professional Accountants

March 13, 2018
Calgary, Canada